Exhibit 4.1

Execution Version

FEDERAL REALTY OP LP

as the Company

FEDERAL REALTY INVESTMENT TRUST

as the REIT

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of August 11, 2026

3.500% Exchangeable Senior Notes due 2031

EXHIBIT

Exhibit A	[Form of Face of Note]

SCHEDULE

Schedule A	Schedule of Exchanges of Notes

ATTACHMENTS

Attachment 1	[Form of Notice of Exchange]

Attachment 2	[Form of Fundamental Change Purchase Notice]

Attachment 3	[Form of Assignment and Transfer]

INDENTURE dated as of August 11, 2026 among FEDERAL REALTY OP LP, a Delaware limited partnership, as issuer (the “Company,” as more fully set forth in Section 1.01 hereof), FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust, as the REIT (the “REIT,” as more fully set forth in Section 1.01 hereof), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01 hereof).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company’s 3.500% Exchangeable Senior Notes due 2031 (hereinafter called the “Notes”).

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03 and any liquidated damages payable pursuant to the Registration Rights Agreement, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.06(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” shall have the meaning specified in Section 17.17.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Authorized Officers” shall have the meaning specified in Section 17.03.

“Bid Solicitation Agent” means the Company or such other Person as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(2) hereof. Initially, the “Bid Solicitation Agent” means the Company.

“Board of Trustees” means the board of trustees of the REIT, or other body with analogous authority with respect to the REIT, or any duly authorized committee of that board or body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the REIT or the Company to have been duly adopted by the Board of Trustees and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Percentage” shall have the meaning specified in Section 14.03(a).

“Cash Settlement Averaging Period” with respect to any Note surrendered for exchange means:

(1) subject to clause (2) below, if the relevant Exchange Date occurs prior to May 15, 2031, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date;

(2) if the relevant Exchange Date occurs on or after the date of issuance by the Company of a Redemption Notice and prior to the related Redemption Date, the 40 consecutive Trading Day period beginning on and including the 41st Scheduled Trading Day prior to the Redemption Date; and

(3) subject to clause (2) above, if the relevant Exchange Date occurs on or after May 15, 2031, the 40 consecutive Trading Day period beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“Clean Up Redemption” shall have the meaning specified in Section 16.01(c).

“Close of Business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means, subject to Section 14.07, the common shares of beneficial interest, $.01 par value per share, of the REIT authorized at the date of this instrument as originally executed.

“Common Shares Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(d).

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its President, its Vice Chairman, its Chief Financial Officer or a Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), its Treasurer, or its Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 214 North Tryon Street, 27th Floor (CN-NC-H27A), Charlotte, NC 28202, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the REIT, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders, the Company and the REIT).

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Exchange Value” means, for each of the 40 consecutive Trading Days during the relevant Cash Settlement Averaging Period, 1/40th of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Net Settlement Amount” means, for each of the 40 consecutive Trading Days during the relevant Cash Settlement Averaging Period:

(1) if the Company does not elect a Cash Percentage or the Company elects (or is deemed to have elected) a Cash Percentage of 0% as set forth herein, a number of Common Shares equal to (i) the difference between the Daily Exchange Value and $25, divided by (ii) the Daily VWAP for such Trading Day;

(2) if the Company elects a Cash Percentage of 100% as set forth herein, cash in an amount equal to the difference between the Daily Exchange Value and $25; or

(3) if the Company elects a Cash Percentage of less than 100% but greater than 0% as set forth herein, (i) cash equal to the product of (x) the difference between the Daily Exchange Value and $25 and (y) the Cash Percentage, plus (ii) a number of Common Shares equal to the product of (x) (A) the difference between the Daily Exchange Value and $25, divided by (B) the Daily VWAP for such Trading Day and (y) 100% minus the Cash Percentage.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Cash Settlement Averaging Period, shall consist of:

(1) cash in an amount equal to the lesser of (i) $25 and (ii) the Daily Exchange Value on such Trading Day; and

(2) if the Daily Exchange Value on such Trading Day exceeds $25, the Daily Net Settlement Amount.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FRT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Purchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.13(a).

“Effective Date” shall have the meaning specified in Section 14.06(c).

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Consideration” shall have the meaning specified in Section 14.13(a).

“Exchange Date” shall have the meaning specified in Section 14.02(d).

“Exchange Election” shall have the meaning specified in Section 14.13(a).

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” means, in respect of each Note, as of any date, $1,000 divided by the Exchange Rate in effect on such date.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Exempted Fundamental Change” shall have the meaning specified in Section 15.10.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the REIT or its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the REIT’s Common Equity representing more than 50% of the voting power of the REIT’s Common Equity;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than a change resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the REIT pursuant to which the Common Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the REIT and its Subsidiaries, taken as a whole, to any Person other than one or more of the REIT’s direct or indirect wholly owned Subsidiaries; provided that a transaction described in clause (B) in which the holders of all classes of the REIT’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) the shareholders of the REIT approve any plan or proposal for the liquidation or dissolution of the REIT (other than in a transaction described in clause (2) above);

(4) the REIT (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to exercise exclusive control over the general partner of the Company or otherwise ceases to control the Company; provided, however, that the pro rata distribution by the REIT to its shareholders of shares of its Capital Stock or shares of any of the REIT’s other Subsidiaries will not, in and of itself, constitute a fundamental change for purposes of this definition; or

(5) the Common Shares (or other Common Equity underlying the Notes) cease to be listed on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1), (2) or (4) above, if at least 90% of the consideration received or to be received by holders of the Common Shares (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1), (2) or (4) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Notes become exchangeable into or by reference to such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 14.02, 14.04 and 14.06), such event shall not be a “Fundamental Change.”

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(b).

“Fundamental Change Expiration Time” shall have the meaning specified in Section 15.02(a)(i).

“Fundamental Change Purchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Purchase Notice” shall have the meaning specified in Section 15.02(a)(i).

“Fundamental Change Purchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” means a Note which is executed by the Company and authenticated and delivered to or on behalf of the Depositary or its nominee, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of uncertificated Notes as specified therein.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Dividend Threshold” shall have the meaning specified in Section 14.04(d).

“Initial Purchasers” means Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Truist Securities, Inc. as representatives of the initial purchasers named in the Purchase Agreement.

“Instructions” shall have the meaning specified in Section 17.03.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each February 15 and August 15 of each year, beginning on February 15, 2027.

“Issue Date” means, with respect to the Notes, August 11, 2026.

“Last Reported Sale Price” of the Common Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Shares on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” shall have the meaning specified in Section 14.06(a).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.06(a).

“Market Disruption Event” means, except for determining amounts due on exchange, if the Common Shares are listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares. For the purposes of determining amounts due upon exchange, “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.

“Maturity Date” means, with respect to any Note and the payment of the principal amount thereof, August 15, 2031.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(2).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“Merger Event Common Stock” shall have the meaning specified in Section 14.07(d).

“Merger Event Valuation Period” shall have the meaning specified in Section 14.07(e).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(d).

“Offering Memorandum” means the preliminary offering memorandum dated August 6, 2026, as supplemented by the related pricing term sheet dated August 6, 2026, relating to the offering and sale of the Notes.

“Officer” means any person holding any of the following positions with the REIT or the Company: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer, and the Secretary.

“Officer’s Certificate,” when used with respect to the Company or the REIT, means a certificate signed by any one Officer, as applicable, and delivered to the Trustee.

“Open of Business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the REIT or the Company, or a nationally recognized firm of outside legal counsel reasonably acceptable to the Trustee.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Notes have consented to any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Notes held for the account of the Company, any of its Subsidiaries or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such consent, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Provisional Redemption” shall have the meaning specified in Section 16.01(b).

“Purchase Agreement” means that certain Purchase Agreement, dated August 6, 2026, among the Company, the REIT and the Initial Purchasers.

“Record Date” means, except to the extent otherwise provided under Section 4.04(c) hereof, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares (or any other applicable security) have the right to receive any cash, securities or other property or in which Common Shares (or any other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Trustees, statute, contract or otherwise).

“Redemption” shall mean any of a Provisional Redemption, a REIT Preservation Redemption or a Clean Up Redemption.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, cash equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes and will not include accrued and unpaid interest on such Note to, but excluding, such redemption date).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 11, 2026, among the Company, the REIT and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date,” means, with respect to any Interest Payment Date, the February 1 (whether or not a Business Day) or the August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“REIT” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“REIT Preservation Redemption” shall have the meaning specified in Section 16.01(b).

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Sanctions” shall have the meaning specified in Section 17.18.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” shall have the meaning specified in Section 14.03(a).

“Settlement Notice” shall have the meaning specified in Section 14.03(a).

“Share Price” shall have the meaning specified in Section 14.06(c).

“Significant Subsidiary” means, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as in effect on the original date of issuance of the Notes.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary means, with respect to the Company or the REIT, a Person a majority of the outstanding voting stock of which is owned or controlled, directly or indirectly, by the Company or the REIT, or by one or more other Subsidiaries of the Company or the REIT. For the purposes of this definition, “voting stock” means having the voting power for the election of directors, general partners, trustees, managing members or Persons performing similar functions, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Successor Entity” shall have the meaning specified in Section 11.01(a).

“Trading Day” means, except for determining amounts due upon exchange, a Scheduled Trading Day on which (i) trading in the Common Shares (or other security for which a closing sale price must be determined) generally occurs on the New York Stock Exchange or, if the Common Shares (or such other security) are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security) are then listed or, if the Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares (or such other security) are then traded and (ii) a there is no Market Disruption Event; provided that if the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Shares generally occurs on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading, except that if the Common Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $3,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected for this purpose by the Company; provided, that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $3,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Shares and (ii) the applicable Exchange Rate. If the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Shares and (ii) the applicable Exchange Rate on each Trading Day of such failure.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Percentage” shall have the meaning specified in Section 14.07(e).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03 or the Registration Rights Agreement. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “3.500% Exchangeable Senior Notes due 2031.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $460,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of other Notes, or in exchange for other Notes, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the REIT and the Trustee, by their execution and delivery of this Indenture, and the Holders, by their acceptance of the Notes, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, changes or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges, transfers or exchanges for other Notes permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes, including any Additional Interest, if applicable, shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b) The Company will pay the principal of, the Redemption Price or Fundamental Change Purchase Price for any Physical Note to the Holder of such Note in cash at the designated office of the Paying Agent at the Corporate Trust Office, prior to 11:00 a.m. New York City time on the relevant payment date. The Company will pay any interest on any Physical Note to the Holder of such Note by check mailed to such Holder’s registered address or, if a Holder of more than $2,000,000 aggregate principal amount of Notes delivers to the Note Registrar a written request on or prior to a Regular Record Date that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Note Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Redemption Price or Fundamental Change Purchase Price for any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon, the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. The Trustee shall send such notice at the request of the Company contained in an Officers’ Certificate; provided the Company shall provide the Trustee with the form of such notice at least five Business Days prior (or such shorter period as the Trustee may agree) to the date such notice is to be provided. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii) The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of the Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, electronic or facsimile signature of an Officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05. Exchange of Notes for Other Notes and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange for other Notes, repurchase or exchange shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange of Notes for other Notes or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange under this Section 2.05 or register a transfer of (i) any Notes surrendered for exchange in accordance with Article 14 or, if a portion of any Note is surrendered for exchange in accordance with Article 14, such portion thereof surrendered for exchange in accordance with Article 14, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16.

All Notes issued upon any registration of transfer of Notes or exchange of Notes for other Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer of Notes or exchange of Notes for other Notes.

None of the Trustee, Custodian or any Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange in accordance with this Section 2.05 of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Shares issued upon exchange of the Notes in accordance with Article 14 that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company and the REIT, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing such Note shall bear a legend in substantially the following form unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or unless otherwise agreed by the Company and the REIT in writing, with notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO FEDERAL REALTY OP LP (THE “COMPANY”), FEDERAL REALTY INVESTMENT TRUST (THE “REIT”) OR A SUBSIDIARY THEREOF; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

No transfer of any Note will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. The Trustee shall have no liability or responsibility for the action or inaction of the Depositary or any other clearing agency.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling, unable or no longer permitted under applicable law to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Company notifies the Trustee that the Company wishes to terminate the Global Notes (or reduce the principal amount of such Global Notes) and the beneficial owners of the majority of the principal amount of such Global

Notes consent to such termination, or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be cancelled.

Physical Notes issued in exchange for all or a part of the Global Notes pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged, cancelled, repurchased or transferred, such Global Note shall be, upon receipt thereof and upon receipt of a Company Order directing the Trustee to cancel the Global Notes, cancelled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, cancelled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the REIT, the Trustee or any agent of the Company, the REIT or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d) Until the date (the “Common Shares Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the issuance date of the relevant Common Shares or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate representing Common Shares issued upon exchange of a Note shall bear a legend in substantially the following form (unless such Common Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or such Common Shares have been transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the REIT with written notice thereof to the Trustee and any transfer agent for the Common Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO FEDERAL REALTY INVESTMENT TRUST OR A SUBSIDIARY THEREOF; (B) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; OR (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND FEDERAL REALTY INVESTMENT TRUST SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the restrictive legend required by this Section 2.05(d). None of the Trustee, Custodian or any Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the REIT, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the REIT, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company, the REIT and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the REIT, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company and the REIT, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, exchange, redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, exchange, redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer of Notes or exchange of Notes for other Notes or in accordance with Article 14, if surrendered to any Person other than the Trustee (including any of the Company’s or the REIT’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Notes in accordance with its customary procedures and shall deliver a certificate of such disposition to the Company, at the Company’s written request.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notices shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that such additional Notes must be part of the same issue (and part of the same series) as the Notes for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, that the additional Notes have been duly authorized by the Company and are enforceable against the Company in accordance with their terms, subject to customary exceptions, and such other items as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties pursuant to private agreements, including by cash-settled swaps or other cash-settled derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.11. Ranking. The obligations of the Company arising under or in connection with this Indenture and every outstanding Note issued under this Indenture from time to time constitute and shall constitute a general unsecured senior obligation of the Company, ranking equally with existing and future senior unsecured indebtedness of the Company and ranking senior in right of payment to any existing and future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge of the Indenture. When (i) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered or paid pursuant to Section 2.06) and not theretofore cancelled, or (ii) all such Notes not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Redemption Date, on any Fundamental Change Purchase Date, upon exchange or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash and (if applicable in the case of exchange) Common Shares sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered or paid pursuant to Section 2.06) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and interest due, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture shall cease to be of further effect with respect to the Notes (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations, indemnities and immunities of the Trustee under the Indenture), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the entire indebtedness on the Notes have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Notes; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Notes.

Section 3.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 4.04(d) hereof, all monies, if any, deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust for the sole benefit of the Holders of the Notes, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or settlement of which such monies have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 3.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of the Indenture with respect to the Notes, all monies and Common Shares, if any, then held by any Paying Agent (if other than the Trustee) with respect to the Notes shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 3.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 3.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 3.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, if any, held by the Trustee or Paying Agent.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY AND/OR THE REIT

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the continental United States an office or agency where the Notes may be surrendered for registration of transfer of Notes or exchange of Notes for other Notes or for presentation for payment or repurchase (“Paying Agent”) or for exchange in accordance with Article 14 (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the continental United States; provided that nothing herein shall be deemed to constitute the Trustee as an agent for service of process.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the continental United States where Notes may be surrendered for registration of transfer of Notes or exchange of Notes for other Notes or for presentation for payment or repurchase or for exchange in accordance with Article 14.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable), interest or consideration due upon exchange has become due and payable shall, subject to applicable escheat laws, be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Common Shares, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that prior to the Trustee or such Paying Agent making any such repayment, the Company shall publish in a newspaper of general circulation in New York City or publish such information on the Company’s website or through such other public medium as the Company deems appropriate at that time, a notice that such money and Common Shares remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and Common Shares then remaining will be repaid or delivered to the Company.

Section 4.05. Existence. Subject to Article 11, each of the Company and the REIT shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the REIT (or the Company in lieu of the REIT) is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the REIT shall, so long as any of the Notes or any Common Shares issuable upon exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and furnish to the Holders, beneficial owners and prospective purchasers of the Notes and of any Common Shares delivered upon exchange of the Notes, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes and such Common Shares pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or Common Shares in accordance with Rule 144A, as such rule may be amended from time to time.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed by the REIT with the Commission, copies of any documents or reports that the REIT is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the REIT files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing has occurred. The “grace period” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 under the Exchange Act regardless of whether the REIT files, or indicates in the related Form 12b-25 that the REIT expects to or will file, such report before the expiration of such maximum period. For the avoidance of doubt, if the REIT fails to file with the Commission any report pursuant to Section 13 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K) on or before the date that the REIT is required to file the same (after giving effect to any applicable grace period as described above), then such failure will not constitute a Default with respect to the covenant set forth in this Section 4.06(b) at any time before the lapsing of the 15 day period referred to in the first sentence of this Section 4.06(b).

(c) The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07. Stay, Extension and Usury Laws. Each of the Company and the REIT covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the REIT (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2026) an Officer’s Certificate stating (1) that a review has been conducted of the activities of the Company, its Subsidiaries and of the REIT and their respective performance under this Indenture and (2) that the Company and the REIT have fulfilled all obligations under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) or specifying any Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee within 30 days after an Officer of the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09. Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 6.03 or the Registration Rights Agreement, the Company shall deliver to the Trustee prior to the applicable payment date an Officer’s Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee promptly following such payment an Officer’s Certificate setting forth the particulars of such payment.

Section 4.10. Covenant to Take Certain Actions. Before taking any action which would cause an adjustment to the Exchange Rate such that the Exchange Price per Common Share issuable upon exchange of the Notes would be less than the par value of the Common Shares, the REIT shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue Common Shares at such adjusted Exchange Rate.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. The Company and the REIT covenant and agree that they will furnish or cause to be furnished to the Trustee, semi-annually, not more than 10 days after each February 1 and August 1 in each year beginning with February 1, 2027, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of the principal of any Note (including the Fundamental Change Purchase Price or the Redemption Price) when due and payable on the Maturity Date, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to exchange the Notes in accordance with the terms of this Indenture upon exercise of a Holder’s exchange right, and such failure continues for five Business Days;

(d) failure by the Company to comply with its obligations under Article 11;

(e) failure by the Company to issue a notice in accordance with the provisions of Section 15.02(b) or notice of a specified corporate transaction in accordance with the provisions of Section 14.01(b)(4) or Section 14.01(b)(5);

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically provided for or that is not applicable to the Notes), which notice shall state that it is a “Notice of Default” hereunder;

(g) failure by the REIT or the Company, to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Company or any of the Company’s Significant Subsidiaries in an aggregate amount greater than $125,000,000 (or its foreign currency equivalent at the time);

(h) the Company, the REIT or any Significant Subsidiary of the REIT shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company, the REIT or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the REIT or such Significant Subsidiary or any substantial part of the Company’s, the REIT’s or such Significant Subsidiary’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company, the REIT or any Significant Subsidiary of the REIT seeking liquidation, reorganization or other relief with respect to the Company, the REIT or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the REIT or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.02. Acceleration; Rescission and Annulment.

(a) If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the

Company or the REIT (and not solely with respect to a Significant Subsidiary of the REIT), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately.

(b) If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or the REIT (and not solely with respect to a Significant Subsidiary of the REIT) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Notes shall be immediately due and payable.

(c) For the avoidance of doubt, and without limiting the manner in which any Default or Event of Default can be cured: (i) a failure by the Company to send a notice in accordance with this Indenture and any related Default (or Event of Default) shall be deemed cured and shall cease to continue upon delivery of such notice to the applicable recipient; (ii) if the Company fails to make any payment of principal of or interest on the Notes (or delivery of any other consideration in respect thereof) when due, such Default (or Event of Default) shall be deemed cured and shall cease to continue upon the making of such payment or delivery, as applicable, together with any accrued interest thereon, if applicable; and (iii) a Reporting Event of Default shall be deemed cured and shall cease to continue at such time as the Company files the applicable report or reports that gave rise to such Reporting Event of Default (it being understood that any report that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such report is so filed via the EDGAR system (or such successor)); provided that, for the avoidance of doubt, (x) the cure of any Event of Default shall not invalidate any acceleration of the Notes on account of such Event of Default that was properly effected prior to such time as such Event of Default was cured and (y) the cure of any Reporting Event of Default shall not affect the Company’s obligation to pay any Additional Interest that accrues prior to the time of such cure. In addition, if an Event of Default is cured or waived before any related notice of acceleration is delivered, such Event of Default shall be deemed cured and the Notes shall not be subject to acceleration on account of such Event of Default. For the avoidance of doubt, nothing in the immediately preceding two sentences shall constitute a waiver of or in any way limit the Trustee’s or any Holder’s right to institute suit for any damages incurred as a result of the Company’s breach of any covenant under this Indenture even if such breach is subsequently cured.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) (a “Reporting Event of Default”) shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (the “Additional Interest”) on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for the first 180 days of the 365-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the Outstanding principal amount of the Notes for the remainder of such 365-day period as long as such Event of Default is continuing beginning on and including the 181st day after such Event of Default. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and shall be in addition to, not in lieu of, any liquidated damages payable pursuant to the Registration Rights Agreement; provided that in no event shall Additional Interest pursuant to this Section 6.03 and liquidated damages pursuant to the Registration Rights Agreement accrue at a rate, in the aggregate, in excess of 0.50% per annum regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest pursuant to this Section 6.03 and/or liquidated damages pursuant to the Registration Rights Agreement. On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 366th day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. Upon the Company’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided in Section 6.02.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated. Until such demand by the Trustee, the Company may pay the principal and interest, if any, on the Notes to the registered Holders, whether or not the Notes are overdue.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the REIT, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the REIT, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, the Paying Agent or the Exchange Agent under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Purchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Purchase Price and the cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price the Fundamental Change Purchase Price and any cash due upon exchange) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Purchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered to the Trustee such indemnity or security reasonably satisfactory to it against any loss, liabilities or expenses to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) during such 60-day period, no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Purchase Price, the Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any continuing Default or continuing Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Redemption Price or the Fundamental Change Purchase Price) of, the Notes when due that has not been cured, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after a Responsible Officer has received written notice of the occurrence and continuance of a Default, send to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all such Defaults actually known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Purchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Purchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested provide, to the Trustee indemnity or security reasonably satisfactory to it against all losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) in the absence of specific written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such specific written investment direction from the Company;

(g) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent hereunder, the rights, privileges, immunities, indemnities, benefits and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent and in and during an Event of Default, only the Trustee, and not any of the Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent shall be subject to the prudent person standard;

(h) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

(i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered (and if requested, provided) to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(l) the Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes;

(m) the Trustee is not accountable for the Company’s use or application of the proceeds from the Notes or for any funds received and disbursed in accordance with this Indenture;

(n) the Trustee shall not be liable for the obligations evidenced by the Notes; and

(o) the Trustee is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Trustees may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the REIT or the Company;

(c) the Trustee may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) in no event shall the Trustee be liable for any indirect, special, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h) the Trustee shall not be charged with knowledge of any Default, Event of Default or any other default with respect to the Notes, unless written notice from the Company or any Holder of the Notes of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee and such notice references the Notes and this Indenture; and nothing herein shall require the Trustee to provide a notice to the Company in accordance with Section 6.01(f) (or analogous provision set forth in the terms of any Notes) absent a direction from Holders of a majority in principal amount of the Notes then outstanding (subject to the Trustee’s rights to be indemnified hereunder);

(i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(k) Unless a Responsible Officer of the Trustee has received an Officer’s Certificate with respect thereto, the Trustee may assume that no Additional Interest is owed on the Notes.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04. Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Note Registrar.

Section 7.05. Monies and Common Shares to Be Held in Trust. All monies and Common Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Common Shares held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or Common Shares received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company and the REIT, on a joint and several basis, covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith. The Company and the REIT, on a joint and several basis, also covenant to indemnify the Trustee in any capacity under this Indenture (including as Custodian, Note Registrar or Exchange Agent) and any other document or transaction entered into in connection herewith and any authenticating agent for, and to hold them harmless against, any loss, charge, fee, claim, damage, liability or expense (including reasonable attorney’s fees and court costs), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors or employees, or agents, as the case may be, and arising out of or in connection with the acceptance, administration or enforcement (including enforcement of this Section 7.06) of this Indenture or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim of liability (whether asserted by the Company, any Holder or any other Person). The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents, including any authenticating agent, incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days, the resigning Trustee may, upon 10 Business Days’ notice to the Company, petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee. At any time at which no Default or Event of Default has occurred and is continuing, the Company may, by a Board Resolution and upon 30 days’ notice to the Trustee, remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Trustees, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may, at the expense of the Company, petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Common Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by the REIT, by any Subsidiary of the Company or the REIT or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the REIT or any Subsidiary of the Company or the REIT shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, the REIT, a Subsidiary of the Company or the REIT or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the REIT or any Subsidiary of the Company or the REIT. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company or the REIT to be owned or held by or for the account of any of the above-described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

[RESERVED]

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to conform the provisions of this Indenture or the Notes to the description thereof in the Offering Memorandum;

(b) to evidence the succession by a Successor Entity and to provide for the assumption by a Successor Entity of the Company’s or the REIT’S obligations under the Indenture and the Notes, as applicable;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the Company’s or the REIT’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or to surrender any right or power conferred upon the Company or the REIT by the Indenture;

(f) (i) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes, including to eliminate any conflict with the terms of the Trust Indenture Act, or (ii) to make any other change that does not adversely affect the rights of any Holder in any material respect;

(g) to provide for a successor Trustee;

(h) to comply with the Applicable Procedures of the Depositary; or

(i) to comply with any requirements of the Commission in connection with any qualification of this Indenture under the Trust Indenture Act.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company and the REIT in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the REIT and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the REIT, when authorized by a Board Resolution, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the percentage in aggregate principal amount of Notes outstanding necessary to waive any past Default or Event of Default;

(b) reduce the rate of interest on any Note or change the time for payment of interest on any Note;

(c) reduce the principal of any Note or the amount payable upon redemption of any Note or change the Maturity Date;

(d) change the place or currency of payment on any Note;

(e) make any change that impairs or adversely affects the exchange rights of any Notes;

(f) reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g) impair the right of any Holder of Notes to receive payment of principal of, and interest, if any, on, its Notes, or the right to receive payment of cash and, if applicable, Common Shares or other consideration, together with cash in lieu thereof in respect of any fractional shares, due upon exchange of its Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes;

(h) modify the ranking provisions of the Indenture in a manner that is adverse to the rights of the Holders of the Notes; or

(i) make any change to the provisions of this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.09 if such change is adverse to the rights of Holders of the Notes.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the REIT in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the REIT and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Trustees, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant hereto if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee; provided, that in executing any amendment, supplement or waiver, the Trustee shall receive and shall be fully protected in relying upon, in addition to the documents required by Section 17.05, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this indenture and is the legal, valid and binding obligation of the Company and the REIT, enforceable against the Company and the REIT in accordance with its terms.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Company and REIT May Consolidate, Merge, etc., on Certain Terms. Subject to the provisions of Section 11.02, neither the Company nor the REIT shall consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a) the Company or the REIT, as the case may be, shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Entity”) shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Successor Entity shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the REIT, as the case may be, under the Notes and the Indenture as applicable to the Notes; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

Section 11.02. Successor Entity to Be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Fundamental Change Purchase Price), the Redemption Price (if applicable) of, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company and the REIT, such Successor Entity (if not the Company or the REIT) shall succeed to and, shall be substituted for the Company or the REIT, as the case may be, and may exercise every right and power of, the Company or the REIT, as the case may be, under the Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Entity, if a successor to the Company, thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture, the Notes and the Registration Rights Agreement.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03. Opinion of Counsel to Be Given to Trustee. In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11 and is the legal, valid and binding obligation of such Successor Entity, enforceable against such Successor Entity in accordance with its terms.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the REIT in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or the REIT or of any successor Person, either directly or through the Company or the REIT (as the case may be) or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability, including, without limitation, any such liability of the REIT for the obligations of the Company hereunder or under any Note, is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

[RESERVED]

ARTICLE 14

EXCHANGE OF NOTES

Section 14.01. Right to Exchange. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the Close of Business on the Business Day immediately preceding May 15, 2031 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after May 15, 2031 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial Exchange Rate of 7.2179 Common Shares (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.03, the “Exchange Obligation”).

(b) (1) Prior to the Close of Business on the Business Day preceding May 15, 2031, a Holder may surrender all or any portion of its Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2026 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Shares for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the applicable Exchange Price on each applicable Trading Day.

(2) Prior to the Close of Business on the Business Day immediately preceding May 15, 2031, a Holder may surrender all or any portion of its Notes for exchange at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this subsection (b)(2), for each Trading Day of the Measurement Period was less than 98% of the product of (x) the Last Reported Sale Price of the Common Shares and (y) the applicable Exchange Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(2) and the definition of “Trading Price” set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Notes) unless a Holder of at least $3,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the applicable Exchange Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine or, if the Company is the Bid Solicitation Agent, the Company shall determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes for a Trading Day is greater than or equal to 98% of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the applicable Exchange Rate on such Trading Day. Whenever the condition to exchange set forth in this subsection (b)(2) has been met, the Company will so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee). If, at any time after the condition to exchange set forth in this subsection (b)(2) has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of (x) the Last Reported Sale Price of the Common Shares and (y) the applicable Exchange Rate for such date, the Company will so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) promptly. The Company will initially act as Bid Solicitation Agent.

(3) If the Company calls any or all Notes for Redemption pursuant to Article 16 hereof prior to the Close of Business on the Business Day immediately preceding May 15, 2031, then a Holder may surrender all or any portion of its Notes for exchange at any time prior to the Close of Business on the Business Day prior to the relevant Redemption Date, even if the Notes are not otherwise exchangeable at such time. After that time, the right to exchange on account of the Company’s delivery of a Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may exchange its Notes until the Redemption Price has been paid or duly provided for.

(4) If, prior to the Close of Business on the Business Day immediately preceding May 15, 2031, the REIT elects to:

(A) issue to all or substantially all holders of the Common Shares any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Shares and are not exercisable until the occurrence of a Trigger Event, except that such rights will be deemed to be distributed for purposes of this clause (4)(A) upon their separation from the Common Shares or upon the occurrence of such Trigger Event) entitling them for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance (taking into account any consideration received by the Company as described in Section 14.04(b)); or

(B) distribute to all or substantially all holders of the Common Shares the REIT’s assets, debt securities or rights to purchase the REIT’s securities, which distribution has a per share value, as reasonably determined by the Board of Trustees, exceeding 10% of the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company must notify the Trustee, the Exchange Agent (if other than the Trustee) and the Holders at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such Trigger Event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or Trigger Event has occurred or will occur). Holders may surrender all or any portion of their Notes for exchange at any time during the period beginning on the 45th Scheduled Trading Day immediately prior to the Ex-Dividend Date for such issuance or distribution and ending on the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (ii) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise exchangeable at such time. Holders of the Notes will not, however, have the right to exchange pursuant to this subsection (b)(4) if they participate, at the same time and upon the same terms, as holders of Common Shares in any of the transactions described above without having to exchange their Notes as if they held a number of Common Shares equal to the applicable Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Notes held by such holder on the Ex-Dividend Date for such issuance or distribution.

(5) If prior to the Close of Business on the Business Day immediately preceding May 15, 2031 (A) a Make-Whole Fundamental Change occurs, or (B) the REIT is a party to (i) a consolidation, merger or binding share exchange pursuant to which the Common Shares would be converted into cash, securities or assets or (ii) a sale, conveyance, transfer or lease of all or substantially all of its assets, all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the date which is 25 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until the Close of Business (a) if such transaction or event is a Fundamental Change, on the Business Day immediately preceding the related Fundamental Change Purchase Date, and (b) otherwise on the 35th Business Day immediately following the effective date of such transaction or event. The Company will notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such a transaction: (I) as promptly as practicable following the date on which the REIT publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction or (II) if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction or event.

(c) Notwithstanding any other provision of the Notes, no Holders of Notes shall be entitled to exchange such Notes for Common Shares to the extent that receipt of such shares would cause such Holder (or any other Person) to exceed the ownership limit contained in Article VII of the Amended and Restated Declaration of Trust of the REIT effective as of January 1, 2022, as amended to the date hereof and as may be amended, supplemented or restated from time to time.

(d) If any delivery of Common Shares owed to a Holder upon exchange of Notes is not made, in whole or in part, as a result of the limitations set forth in Section 14.01(c), the REIT’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares as promptly as practicable after any such exchanging Holder gives notice to the Company that such delivery would not result in a violation of the ownership limit contained in the REIT’s Amended and Restated Declaration of Trust.

(e) Neither the Trustee nor the Exchange Agent shall be responsible for monitoring compliance with Section 14.01(c) or (d) and, absent written direction from the Company to the contrary, may assume that any exchange complies with the limitations set forth therein.

Section 14.02. Exchange Procedure.

(a) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder exchanges a Note, the Company will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Note and the Company’s delivery of cash and the number of Common Shares into which a Note is exchangeable, together with any cash payment for any fractional Common Share, will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Exchange Date; provided, however, that if a Holder exchanges a Note after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date (provided the Holder makes the interest payment upon exchange if so required by Section 14.02(h)).

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to an exchanged Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into into cash, and, if applicable, Common Shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.

(b) Notices. Upon receipt of a Notice of Exchange (as contemplated below), the Exchange Agent shall promptly notify the Company.

(c) Settlement Location. Each Note shall be exchangeable at the office of the Exchange Agent and, if applicable, in accordance with the Applicable Procedures.

(d) Notice. To exercise the exchange privilege with respect to a beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for exchange pursuant to the Depositary’s book-entry exchange program, furnish appropriate endorsements and transfer documents if required by the Company or the Exchange Agent , and pay the funds, if any, required by Section 14.02(h) and any taxes or duties if required pursuant to Section 14.02(i), and the Exchange Agent must be informed of the exchange in accordance with the customary practice of the Depositary (at which time such exchange will become irrevocable unless the Company, in its sole and absolute discretion agrees to permit the owner of the beneficial interest to withdraw such exchange and such withdrawal is reasonably feasible pursuant to the Applicable Procedures).

To exercise the exchange privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(1) complete and manually sign an exchange notice in the form set forth in the Form of Notice of Exchange (the “Notice of Exchange”) or a facsimile of the Notice of Exchange;

(2) deliver the Notice of Exchange which is irrevocable (unless the Company, in its sole and absolute discretion agrees to permit the Holder to withdraw such Notice of Exchange), and the Note to the Exchange Agent;

(3) if required, furnish appropriate endorsements and transfer documents;

(4) if required, make any payment required under Section 14.02(h); and

(5) if required, pay all transfer or similar taxes as set forth in Section 14.02(i).

If, upon exchange of a Note, any Common Shares are to be issued to a person other than the Holder of such Note, the related Notice of Exchange shall include such other person’s name and address.

If a Note or portion thereof is subject to a Fundamental Change Purchase Notice, such Note or portion thereof may not be exchanged unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 15.04 prior to the relevant Fundamental Change Expiration Time.

For any Note, the first Business Day on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note and on which exchange of such Note is not otherwise prohibited under this Indenture shall be the “Exchange Date” with respect to such Note.

Each exchange shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for exchange at the Close of Business on the applicable Exchange Date, and the Person in whose name the certificate for any Common Shares delivered upon exchange is registered shall be treated as a stockholder of record as of the Close of Business on the last Trading Day of the relevant Cash Settlement Averaging Period.

The Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its exchange obligation no later than the second Trading Day immediately following the last Trading Day of the relevant Cash Settlement Averaging Period; provided that if prior to the Exchange Date for any exchanged Notes the Common Shares have been replaced by Reference Property consisting solely of cash pursuant to the provisions of Section 14.07, the Company shall deliver the Settlement Amount due in respect of such exchange on the Second Trading Day immediately following the relevant Exchange Date.

If any Common Shares are due to exchanging Holders, the REIT shall issue or cause to be issued, and the Company shall deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of Common Shares to which such Holder shall be entitled in satisfaction of the Company’s exchange obligation.

(e) Endorsement. Any Notes surrendered for exchange shall, unless the Common Shares issuable on exchange are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(f) Physical Notes. If any Notes in a denomination greater than $1,000 shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Notes.

(g) Global Notes. Upon the exchange of a beneficial interest in Global Notes, the Exchange Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchanges of Notes effected through any Exchange Agent other than the Trustee.

(h) Interest Due Upon Exchange. If a Holder exchanges a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the Holder of record on the corresponding Regular Record Date); provided, however, that a Holder need not make such payment (1) if the Exchange Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all record Holders of Notes on the Regular Record Date immediately preceding the Maturity Date, and any Redemption Date or Fundamental Change Purchase Date described in the preceding sentence will receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been exchanged following such Regular Record Date.

(i) Taxes Due upon Exchange. If a Holder exchanges a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon the exchange, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 14.03. Settlement Upon Exchange.

(a) Subject to this Section 14.03, Section 14.06(b) and Section 14.07(a), upon exchange of any Note, on the second Trading Day immediately following the last Trading Day of the relevant Cash Settlement Averaging Period, the Company shall satisfy its Exchange Obligation by paying or delivering, as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the relevant Cash Settlement Averaging Period for such Note, together with cash, if applicable, in lieu of delivering any fractional Common Share in accordance with subsection (b) of this Section 14.03.

(1) All exchanges for which the relevant Exchange Date occurs after the issuance by the Company of a Redemption Notice but prior to the related Redemption Date, and all exchanges on or after May 15, 2031 shall be settled using the same forms and amounts of consideration.

(2) Except for any exchanges for which the relevant Exchange Date occurs after the issuance by the Company of a Redemption Notice but prior to the related Redemption Date or which occurs on or after May 15, 2031, the Company shall use the same forms and amounts of consideration for all exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same forms and amounts of consideration with respect to exchanges with different Exchange Dates.

(3) If, in respect of any Exchange Date (or any exchanges for which the relevant Exchange Date occurs after the issuance by the Company of a Redemption Notice but prior to the related Redemption Date or which occurs on or after May 15, 2031), the Company elects to settle all or a portion of its Exchange Obligation in excess of the principal portion of the Notes being exchanged in cash in respect of such Exchange Date (or such period, as the case may be), the Company shall inform exchanging Holders through (and upon a written request to) the Trustee of such election (the “Settlement Notice”) no later than the close of business on the Trading Day immediately following the relevant Exchange Date (or, in the case of (A) any exchanges of Notes for which the relevant Exchange Date occurs after the issuance by the Company of a Redemption Notice but prior to the related Redemption Date, in the related Redemption Notice or (B) in the case of any exchanges of Notes for which the relevant Exchange Date occurs on or after May 15, 2031, no later than May 15, 2031) and the Company shall indicate in such Settlement Notice the percentage of the Exchange Obligation in excess of the principal portion of the Notes being exchanged that shall be paid in cash (the “Cash Percentage”). If the Company does not elect a Cash Percentage prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Cash Percentage with respect to any exchange on such Exchange Date or during such period, and the Company shall be deemed to have elected a Cash Percentage of 0% with respect to such exchange. In no event shall the Company’s failure to make a timely election of the Cash Percentage constitute a Default under this Indenture.

(4) The Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) and the Daily Exchange Values shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) and the Daily Exchange Values and the amount of cash payable in lieu of delivering any fractional Common Share, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Daily Settlement Amounts, the Daily Net Settlement Amounts (if applicable) and the Daily Exchange Values and the amount of cash payable in lieu of delivering any fractional Common Shares. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Fractional Shares. The Company shall not issue any fractional Common Share upon exchange of the Notes and shall instead pay cash in lieu of any fractional Common Share issuable upon exchange in an amount based on the Daily VWAP on the last Trading Day of the relevant Cash Settlement Averaging Period. For each Note surrendered for exchange, if the Company has elected (or is deemed to elect) to deliver Common Shares in respect of some or all of the Net Shares, the full number of shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Cash Settlement Averaging Period and, if applicable, any fractional share remaining after such computation shall be paid in cash.

(c) Notices. Whenever an Exchange Date occurs with respect to a Note, the Exchange Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Exchange Date, deliver to the Company and the Trustee, if it is not then the Exchange Agent, notice that an Exchange Date has occurred, which notice will state such Exchange Date, the principal amount of Notes exchanged on such Exchange Date and the names of the Holders that exchanged Notes on such Exchange Date.

Section 14.04. Adjustment of Exchange Rate. The Exchange Rate will be adjusted as described in this Section 14.04, except that the Company shall not make any adjustment to the Exchange Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares and as a result of holding the Notes, in any of the transactions described below without having to exchange their Notes, as if they held a number of Common Shares equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the REIT exclusively issues Common Shares as a dividend or distribution on all or substantially all Common Shares, or if the REIT effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 x	OS1

OS0

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination, as applicable; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Trustees determines not to pay such dividend or distribution to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the REIT issues to all or substantially all holders of the Common Shares any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Section 14.04(c) shall apply) entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase Common Shares, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	OS0 + X
OS0 + Y

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are not delivered upon the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(4)(A), in determining whether any rights, options or warrants entitle the holders of the Common Shares to subscribe for or purchase Common Shares at a price per share less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day-period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the REIT for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Trustees.

(c) If the REIT distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the REIT or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding: (1) dividends or distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b); (2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d); (3) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply; (4) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 14.10; (5) a distribution solely pursuant to a tender offer or exchange offer for Common Shares, as to which the provisions of Section 14.04(e) will apply; and (6) a distribution solely pursuant to a Merger Event, as to which the provisions of Section 14.07 will apply, then the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 x	SP0

SP0 – FMV

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Share over the 10 consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Trustees in good faith) of the shares of the REIT’s Capital Stock, evidences of the REIT’s indebtedness, other assets, or property of the REIT or rights, options or warrants to acquire the REIT’s Capital Stock or other securities distributed with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of the REIT’s Capital Stock, evidences of the REIT’s indebtedness, other assets or property of the REIT or rights, options or warrants to acquire the REIT’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of Common Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the portion of this Section 14.04(c) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the REIT or other business unit of the REIT, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin-Off”), the Exchange Rate will be increased based on the following formula:

ER1 = ER0 x	FMV0 + MP0

MP0

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Day-period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Shares over the Valuation Period.

The adjustment in the Exchange Rate made under the preceding paragraph of this Section 14.04(c) will be made immediately after the Open of Business on the day after the last day of the Valuation Period, but will be given effect as of the Open of Business on the Ex-Dividend Date of the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any exchange, references within this Section 14.04(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Exchange Values in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Exchange Rate, in respect of any exchange during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 14.04(c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the relevant Exchange Date.

Subject to Section 14.10, for the purposes of this Section 14.04(c), rights, options or warrants distributed by the REIT to all holders of Common Shares entitling them to subscribe for or purchase shares of the REIT’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such Common Shares; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c), (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, distributed prior to the Issue Date is subject to events, upon the occurrence of which such right, option or warrant becomes exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original right, option or warrant shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Shares with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) applies includes one or both of:

(A) a dividend or distribution of Common Shares to which Section 14.04(a) also applies (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required to be made under this Section 14.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any Common Shares included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 14.04(b), and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any Common Shares included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 14.04(a).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, other than a regular, quarterly cash dividend that does not exceed $1.16 per share (the “Initial Dividend Threshold”), the Exchange Rate shall be adjusted based on the following formula:

ER1 = ER0 x	SP0 – T
SP0 – C

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and

C	=	the amount in cash per share that the REIT distributes to holders of the Common Shares.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Shares, the amount of cash that such Holder would have received if such Holder had owned a number of Common Shares of equal to the Exchange Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Exchange Rate pursuant to this Section 14.04(d).

Any increase made pursuant to this Section 14.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Trustees determines not to make or pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the REIT or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd-lot tender offer that satisfies the requirements of Rule 13e-4(h)(5) under the Exchange Act, or any successor rule), to the extent that the cash and value of any other consideration included in the payment per Common Share (as determined by the Board of Trustees) exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Exchange Rate shall be adjusted based on the following formula:

ER1 = ER0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

ER1	=	the Exchange Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Trustees) paid or payable for Common Shares purchased in such tender offer or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of Common Shares outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day-period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the applicable Exchange Rate under the preceding paragraph of this Section 14.04(e) will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any exchange, references within this Section 14.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Exchange Values in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Exchange Rate, in respect of any exchange during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this Section 14.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the relevant Exchange Date.

(f) Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the Exchange Rate, except to the extent of any readjustment to the Exchange Rate, no adjustment to the Exchange Rate shall be made (other than as a result of a reverse share split, share combination or readjustment). Notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i) on account of stock repurchases that are not tender offers referred to in Section 14.04(e), including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Trustees or otherwise;

(ii) for a third party tender offer by any party other than a tender offer by the REIT or one or more of its Subsidiaries as described in paragraph (5) above;

(iii) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the REIT’s securities and the investment of additional optional amounts in Common Shares under any plan;

(iv) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the REIT or any of its Subsidiaries;

(v) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (iii) and outstanding as of the date the Notes were first issued;

(vi) for a change in the par value of the Common Shares;

(vii) for accrued and unpaid interest on the Notes, if any; or

(viii) for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.

(g) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(h) For purposes of this Section 14.04, the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the REIT or the Company so long as the REIT or the Company, as the case may be, does not pay any dividend or make any distribution on the Common Shares held in the treasury of the REIT or the Company, as the case may be, but shall include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(i) Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee (and the Exchange Agent if not the Trustee) shall have received such Officer’s Certificate, the Trustee (and the Exchange Agent if not the Trustee) shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect.

Section 14.05. Discretionary and Voluntary Adjustments.

(a) Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs or any function thereof over a span of multiple days (including during a Cash Settlement Averaging Period), the Company will make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the effective date, ex-dividend date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs or functions thereof are to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law and subject to the listing standards of The New York Stock Exchange (if the REIT is then listed on The New York Stock Exchange), the Company is permitted to increase the Exchange Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Trustees determines that such increase would be in the Company’s best interest. Subject to the listing standards of The New York Stock Exchange (if the REIT is then listed on The New York Stock Exchange), the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 14.06. Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Notices of Redemption. (a) If (1) an event occurs that (i) is a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition) or (ii) would be a Fundamental Change, but for the proviso set forth in clause (2) of the definition thereof (any such event, a “Make-Whole Fundamental Change”) or (2) the Company gives a Redemption Notice with respect to any or all of the Notes as provided for in Article 16 and, in each case, a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change or Redemption Notice, as the case may be, the Company shall, under certain circumstances, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional Common Shares (the “Additional Shares”), as set forth in this Section 14.06. An exchange of Notes shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Exchange Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change (such period, the “Make-Whole Fundamental Change Period”). An exchange of Notes will be deemed for these purposes to be “in connection with” a Redemption Notice if the relevant Exchange Date occurs from, and including, the date of the Redemption Notice until the Close of Business on the Scheduled Trading Day immediately preceding the Redemption Date.

(b) Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change or a Redemption Notice, the Company shall fulfill its Exchange Obligation in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Settlement Amount shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment for Additional Shares), multiplied by such Share Price. In such event, the Exchange Obligation shall be paid to Holders in cash on the second Trading Day following the Exchange Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Exchange Rate will be increased for a Holder that exchanges its Notes in connection with a Make-Whole Fundamental Change or a Redemption Notice shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date of the Redemption Notice (in each case, the “Effective Date”) and the price (the “Share Price”) paid

(or deemed to be paid) per Common Share in the Make-Whole Fundamental Change or determined with respect to the Redemption Notice, as the case may be. If the holders of the Common Shares receive in exchange for their Common Shares only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Share Price will be the cash amount paid per Common Share. Otherwise, the Share Price will be the average of the Last Reported Sale Prices of the Common Shares over the ten consecutive Trading Day-period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the Redemption Notice, as the case may be. In the event an exchange in connection with a Redemption Notice would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be exchanged shall be entitled to a single increase to the Exchange Rate with respect to the first to occur of (i) the applicable date of the Redemption Notice or (ii) the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be deemed not to have occurred for purposes of such exchanged Notes.

(d) The Share Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise required to be adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Share Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Exchange Rate is required to be adjusted as set forth in Section 14.04.

(e) The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.06 for each Share Price and Effective Date set forth below:

	Share price
Effective date	$117.91	$125.00	$130.00	$138.54	$160.00	$180.11	$190.00	$195.00	$200.00	$210.00	$225.00
August 11, 2026	1.2631	0.9718	0.8027	0.5715	0.2203	0.0717	0.0346	0.0219	0.0125	0.0019	0.0000
August 15, 2027	1.2631	0.9610	0.7858	0.5480	0.1968	0.0576	0.0255	0.0151	0.0078	0.0006	0.0000
August 15, 2028	1.2631	0.9441	0.7603	0.5141	0.1652	0.0399	0.0145	0.0071	0.0026	0.0000	0.0000
August 15, 2029	1.2631	0.9070	0.7116	0.4552	0.1184	0.0188	0.0037	0.0007	0.0000	0.0000	0.0000
August 15, 2030	1.2631	0.8429	0.6252	0.3512	0.0531	0.0014	0.0000	0.0000	0.0000	0.0000	0.0000
August 15, 2031	1.2631	0.7821	0.4744	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

(i) If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii) If the Share Price is greater than $225.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to Section 14.06(d) hereof), no Additional Shares shall be added to the Exchange Rate.

(iii) If the Share Price is less than $117.91 per share (subject to adjustments in the same manner as the Share Prices set forth in the column headings of the table above pursuant to Section 14.06(d) hereof), no Additional Shares shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate exceed 8.4810 Common Shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Exchange Rate is required to be adjusted as set forth in Section 14.04 hereof.

Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 14.04(a));

(ii) any consolidation, merger or combination involving the Company or the REIT;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company or the REIT and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” with each “Unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Common Share is entitled to receive) then at and after the effective time of such Merger Event, the right to exchange each $1,000 principal amount of Notes based on a number of Common Shares equal to the applicable Exchange Rate will, without the consent of the Holders, be changed into a right to exchange each $1,000 principal amount of Notes based on a number of Units of Reference Property equal to the applicable Exchange Rate and, prior to or at the effective time of such Merger Event, the Company, the REIT or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture providing for such change in the right to exchange each $1,000 principal amount of Notes. However, at and after the effective time of such Merger Event:

(A) (i) any amount payable in cash upon exchange of the Notes in accordance with Section 14.03 shall continue to be payable in cash, (ii) any Common Shares that the Company would have been required to deliver upon exchange of the Notes in accordance with Section 14.03 shall instead be deliverable in the type and amount of Reference Property that a holder of that number of Common Shares would have received in such Merger Event and (iii) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property that a holder of one Common Share would have received in such Merger Event; provided, however, that if the holders of Common Shares receive only cash in such Merger Event, then for all exchanges that occur after the effective date of such Merger Event (x) the consideration due upon exchange of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 14.06), multiplied by the Share Price in such Merger Event and (y) settlement will occur on the second Trading Day immediately following the Exchange Date; and

(B) the Company shall continue to have the right to determine the form of consideration to be paid and, if applicable, delivered, in respect of its Exchange Obligation upon exchange of Notes in accordance with Section 14.03.

If the Merger Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the amount and type of Reference Property that a holder of Common Shares would have been entitled to receive in such Merger Event (and for which the Notes will be exchangeable) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Shares. The Company shall notify, in writing, the Holders, the Trustee and the Exchange Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 14 in the judgment of the Board of Trustees or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Shares includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person.

(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Note Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 14.07 shall similarly apply to successive Merger Events.

(c) If the Notes become exchangeable into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information, disclose the relevant information in a Current Report on Form 8-K or post such information on the Company’s website.

(d) In connection with any Merger Event, the Initial Dividend Threshold will subject to adjustment as described in clause (1), clause (2) or clause (3) below, as the case may be.

(1) In the case of a Merger Event in which the Reference Property is composed entirely of shares of common stock (the “Merger Event Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Event Common Stock that a holder of one Common Share would receive in such Merger Event (such quotient rounded down to nearest cent).

(2) In the case of a Merger Event in which the Reference Property is composed in part of shares of Merger Event Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Valuation Percentage for such Merger Event (such quotient rounded down to the nearest cent).

(3) In the case of a Merger Event in which the Reference Property is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Merger Event will be equal to zero.

(e) For purposes of subsection (d) of this Section 14.07, the following terms shall have the following meanings:

(1) The “Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Event Common Stock over the relevant Merger Event Valuation Period (determined as if references to “Common Shares” in the definition of “Last Reported Sale Price” were references to the “Merger Event Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one Common Share over the relevant Merger Event Valuation Period.

(2) The “Merger Event Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

Section 14.08. Certain Covenants. (a) The REIT covenants that all Common Shares that may be issued upon exchange of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

(b) The REIT covenants that, if any Common Shares to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Common Shares may be validly issued upon exchange, the REIT will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The REIT further covenants that it shall list or cause to have quoted any Common Shares to be issued upon exchange of the Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted.

(d) To the extent necessary to satisfy its obligations under this Indenture, the REIT will reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the exchange of the Notes.

(e) The REIT shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming that at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder).

Section 14.09. Responsibility of Trustee. The Trustee and any Exchange Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Exchange Rate, to determine whether any facts exist which may require any adjustment of the Exchange Rate, to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same or to make any determinations with respect to the ownership limit in the REIT’s Amended and Restated Bylaws. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares (including monitoring the stock trading price) or of any other securities or property that may at any time be issued or delivered upon the exchange of any Notes; and the Trustee and the Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or share certificates or other securities or property or cash upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to deliver with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent any notices required pursuant to Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Exchange Agent.

Section 14.10. Stockholder Rights Plan. Whenever a Holder exchanges a Note, to the extent that the REIT has a rights plan in effect, the Holder exchanging such Note will receive, in addition to any Common Shares otherwise received in connection with such exchange, the rights under the rights plan unless the rights have separated from the Common Shares, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if the REIT distributed to all holders of the Common Shares, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.11. Deferral of Adjustments. Notwithstanding anything to the contrary herein, except on and after the first trading day of any Cash Settlement Averaging Period with respect to a Note and on or prior to the last Trading Day of such Cash Settlement Averaging Period, the Company will not be required to adjust the Exchange Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Make-Whole Fundamental Change; (ii) the Company’s giving of a Redemption Notice pursuant to Article 16; and (iii) each Trading Day of the Cash Settlement Averaging Period for any Notes that are exchanged.

Section 14.12. Notice to Holders. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to the Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i) Issuances, Distributions, and Dividends and Distributions. If the Company or the REIT: (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Exchange Rate pursuant to Section 14.04(b); (B) authorizes any distribution that would require an adjustment in the Exchange Rate pursuant to Section 14.04(c) hereof (including any separation of rights from the Common Shares described in Section 14.10); or (C) announces any dividend or distribution that would require an adjustment in the Exchange Rate pursuant to Section 14.04(d), then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and Record Date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or Record Date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(ii) Voluntary Increases. If the Company increases the Exchange Rate pursuant to Section 14.05(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Exchange Rate will be increased.

(iii) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company or the REIT, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and Record Date for such event, as applicable, and the amount and kind of property that a holder of one Common Share is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or Record Date, as applicable, or the amount and kind of property that a holder of one Common Share is expected to be entitled to receive in such event, changes.

(b) Notices After Certain Actions and Events. Whenever an adjustment to the Exchange Rate becomes effective pursuant to Section 14.04, 14.05 or 14.06 hereof, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Exchange Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Exchange Rate or exchange privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

Section 14.13. Exchange in Lieu of Exchange.

(a) When a Holder surrenders its Notes for exchange, the Company may, at its election (an “Exchange Election”), direct the Exchange Agent to deliver, on or prior to the Trading Day immediately following the Exchange Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of exchange. In order to accept any Notes surrendered for exchange, the Designated Financial Institution(s) must agree to timely pay and deliver, as the case may be, in exchange for such Notes, cash up to the aggregate principal amount of such Notes and cash, Common Shares or combination thereof, at the Company’s election, in respect of the remainder, if any, of the Exchange Obligation in excess of the aggregate principal amount of such Notes that would otherwise be due upon exchange pursuant to Section 14.03 or such other amount agreed to by the Holder and the Designated Financial Institution(s) (the “Exchange Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Trading Day following the relevant Exchange Date, notify in writing the Trustee, the Exchange Agent (if other than the Trustee) and the Holder surrendering Notes for exchange that the Company has made the Exchange

Election, and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Exchange Consideration and the applicable Cash Percentage. The Company, the Holder surrendering the Notes for exchange, the Designated Financial Institution(s) and the Exchange Agent shall reasonably cooperate to cause such Notes to be delivered to the Designated Financial Institution(s), and the Exchange Agent shall be entitled to conclusively rely upon the Company’s instruction in connection with effecting any Exchange Election and shall have no liability for any failure to effect such Exchange Election due to acts or omissions outside its control.

(b) Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to the applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and deliver, as the case may be, the related Exchange Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and deliver, as the case may be, the relevant Exchange Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

(c) The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. [Reserved.]

Section 15.02. Purchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof such that the remaining principal amount of each Note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date on which the Company delivers the Fundamental Change Company Notice, at a cash purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Note on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Note on the Interest Payment Date to the Holder of record of such Note as of such Regular Record Date.

Purchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes to be purchased are Physical Notes, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A and of the Notes, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

(ii) if the Notes to be purchased are Global Notes, delivery of the Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i) if certificated, the certificate numbers of such Notes;

(ii) the portion of the principal amount of such Notes, which must be such that the principal amount that is not to be purchased of each Note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii) that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee, the Exchange Agent and the Paying Agent (in the case of any Exchange Agent or Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a press release containing this information or publish this information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder of Notes may exercise the purchase right pursuant to this Article 15;

(iv) the Fundamental Change Purchase Price;

(v) the Fundamental Change Purchase Date;

(vi) the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii) the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(viii) that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

(ix) that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

(x) the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 15.02.

Notwithstanding anything herein to the contrary, the Company shall not be required to deliver a Fundamental Change Company Notice or to purchase any Notes upon the occurrence of a Fundamental Change if the Company has delivered a Redemption Notice for all of the Notes in accordance with Section 16.02, unless and until there is a default in the payment of the Redemption Price.

(c) Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 15.02 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 15.02, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 15.04) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note (and any previously accrued and unpaid interest on such Note). Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 15.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 15.02, subject in each case to extensions to comply with applicable law.

Section 15.04. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(1) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(2) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(3) the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 15.04.

Section 15.05. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Notes that have been properly surrendered for purchase and not validly withdrawn and for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or whether or not such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest thereon upon delivery or book-entry transfer of such Notes).

Section 15.06. Notes Purchased in Whole or in Part. Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 15.07. Covenant to Comply with Applicable Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Section 15.02, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer and other applicable rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all U.S. federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 15.02 to be exercised in the time and in the manner specified in Section 15.02. To the extent that the provisions of any securities laws or regulations enacted or adopted after the date on which the Notes are first issued conflict with the provisions of this Indenture relating to the obligations of the Company to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict. In such event, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that the purchase of the Notes complies with applicable securities laws and regulations.

Section 15.08. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 15.05 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

Section 15.09. Purchase by Third Party. Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions set forth in this Article 15 if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied the obligations of the Company to do the same if conducted directly by the Company and otherwise in the manner set forth in this Article 15; and (ii) a Holder or an owner of a beneficial interest in the Notes would not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such Holder or beneficial owner would have received had the Company repurchased the notes.

Section 15.10. Exempted Fundamental Change. Notwithstanding anything to the contrary in this Article 15 or otherwise, the Company shall not be required to provide a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes in accordance with the provisions of this Article 15 in connection with a Merger Event that constitutes a Fundamental Change pursuant to clause (2) of the definition thereof (regardless of whether such Merger Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if:

(i) the Reference Property for such Merger Event is composed solely of cash in U.S. dollars;

(ii) immediately after such Fundamental Change, the Notes have become exchangeable (in accordance with the provisions of Sections 14.06 and 14.07 and, if prior to May 15, 2031, Section 14.01(b)(5)) into consideration that is composed solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the Fundamental Change Purchase Price per $1,000 principal amount of notes (calculated assuming that such Fundamental Change Purchase Price includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Purchase Date for such Fundamental Change); and

(iii) the Company provides notice to Holders relating to such Fundamental Change in accordance with the provisions set forth in Section 14.01(b)(5) and Section 14.06 and includes in such notice the amount of the cash consideration due to a Holder upon an exchange of $1,000 principal amount of Notes and a statement that it will not offer to repurchase the Notes in accordance with the provisions of Article 15 of the Indenture because such Fundamental Change is an “Exempted Fundamental Change” in accordance with the provisions of this Section 15.10.

For purposes of the foregoing, an “Exempted Fundamental Change” is any Fundamental Change that meets the requirements of this Section 15.10 and, in respect of which the Company is otherwise exempt from the provisions of this Article 15.

ARTICLE 16

REDEMPTION

Section 16.01. Provisional Redemption. Other than as set forth in Section 16.01(b) and (c), the Notes shall not be redeemable by the Company prior to August 20, 2029.

(a) On or after August 20, 2029, the Company may redeem (a “Provisional Redemption”) for cash all or a portion of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Shares has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day-period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02.

(b) Without limiting the right of the Company to redeem any Notes pursuant to Section 16.01(a), the Company shall have the right, at its election, to redeem (a “REIT Preservation Redemption”) all or any portion of the Notes at any time and from time to time at the Redemption Price, to the extent necessary to preserve the REIT’s status as a real estate investment trust for U.S. federal income tax purposes, as reasonably determined by the REIT’s Board of Trustees.

(c) The Company shall also have the right to redeem (a “Clean Up Redemption”) the Notes, in whole but not in part, at any time at the Redemption Price if the aggregate principal amount of Notes that remains outstanding on the date on which the Company provides the Redemption Notice in accordance with Section 16.02 is less than 10% of the aggregate principal amount of the Notes initially issued hereunder in accordance with Section 2.01.

Section 16.02. Notice of Redemption; Selection of Notes.

(a) In case the Company exercises its Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 50 Scheduled Trading Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall give or cause to be given a written notice of such Redemption (a “Redemption Notice”) not less than 45 nor more than 60 Scheduled Trading Days prior to the Redemption Date mailed by first class mail, postage prepaid or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices, to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Simultaneously with providing such notice, the Company shall publish, or cause to be published, a notice containing this information on its website or through such other public medium as the Company may use at that time. The Redemption Date must be a Business Day and may not fall on or after the date that is the 41st Scheduled Trading Day immediately preceding the Maturity Date. At the Company’s request, a Redemption Notice shall be given by the Trustee, in the name and at the expense of the Company, with the notice information required under Section 16.02(c) delivered to the Trustee at least two Business Days before such notice is to be given to the Holders (unless a shorter period shall be acceptable to the Trustee). The election of the Company to redeem any Notes pursuant to Section 16.01 shall be evidenced by a Board Resolution. The Company shall not less than 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed. The Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with the conditions to such redemption no later than the date the Redemption Notice is given pursuant to this Section 16.02. A Redemption Notice shall be irrevocable and may not be conditional.

(b) The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders may surrender their Notes for exchange at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price (in which case a Holder may exchange such Notes until the Redemption Price has been duly paid or duly provided for);

(vi) the procedures an exchanging Holder must follow to exchange its Notes;

(vii) the Exchange Rate and, if applicable, the number of Additional Shares added to the Exchange Rate in accordance with Section 14.06;

(viii) whether the Company elects to settle all or a portion of its Exchange Obligation in excess of the principal portion of the Notes to be exchanged in connection with the related Redemption Notice in cash, and, if applicable, the related Cash Percentage;

(ix) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(x) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(d) If the Company redeems fewer than all of the outstanding Notes, the Notes to be redeemed shall be selected (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) in accordance with Applicable Procedures, or, in the case of Physical Notes, on a pro rata basis. If any Note selected for partial redemption is submitted for exchange in part after such selection, the portion of the Note submitted for exchange shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.03. Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price. The Trustee shall not be responsible for calculating the Redemption Price.

(b) Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i) the Redemption Date for such Notes; and

(ii) the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 16.03.

(c) Upon surrender of a Note that is to be redeemed in part only pursuant to Section 16.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered, without payment of any service charge.

Section 16.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 16.05. No Sinking Fund. The Notes will not have the benefit of a sinking fund.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on the Company’s and the REIT’s Successors. All the covenants, stipulations, promises and agreements of the Company and the REIT contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or REIT shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or the REIT.

Section 17.03. Addresses for Notices, Demands, etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes if given or served by facsimile, electronic transmission or by being deposited postage prepaid by registered or certified mail in a post office letter box or by overnight courier addressed (until another address is filed by the Company with the Trustee), to c/o Federal Realty Investment Trust, 909 Ross Avenue, Suite 200, North Bethesda, Maryland 20852, Attention: Legal Department. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or by overnight courier addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder shall be mailed to it by first class mail, postage prepaid, overnight courier or, in the case of a securities depositary, by electronic transmission, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture delivered using Electronic Means; provided, however, that the Company and/or the REIT, as applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the REIT, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or the REIT, as applicable, elects to give the Trustee e-Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company and the REIT understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and the REIT shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company, the REIT and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the REIT, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and the REIT agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the REIT, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture or the Notes brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with; provided, however, that such Opinion of Counsel shall not be required in connection with the initial issuance of the Notes hereunder.

Each Officer’s Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include: (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture and has read such condition or covenant herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and whether or not such condition or covenant has been complied with; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and such condition or covenant has been complied with.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Purchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the following Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.05 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor entity or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor entity or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 17.10, the Trustee may promptly appoint a successor authenticating agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable. The Company agrees to indemnify the authenticating agent as provided in Section 7.06.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

           ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto executed or transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. This Indenture, the Notes and any other document delivered in connection or pursuant to this Indenture or the issuance and delivery of the Notes may be signed by or on behalf of the signing party by manual, facsimile, PDF or electronic signature. Any electronic signature shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS BY ACCEPTANCE OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as otherwise expressly provided herein, the Company shall be responsible for making all calculations called for under the Notes, and the Trustee (acting in any capacity) shall have no liability or responsibility for any calculation hereunder or any bid, quotation, data or information in connection therewith. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Shares, accrued interest payable on the Notes and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder. Neither the Trustee nor the Exchange Agent shall be responsible for making any calculations under the Notes or under this Indenture, and neither shall have any duty to monitor the price of the Common Shares or otherwise be charged with knowledge of when the Notes are exchangeable.

Section 17.16. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17. Tax Information and Withholding.

(a) Each Holder of a Note, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent (including the Trustee) pays withholding taxes (including backup withholding) on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Exchange Rate, then the Company or such withholding agent, as applicable, may, at its option, withhold such taxes from or set off such taxes against interest on the Notes and payments or deliveries upon Exchange, repurchase, Redemption or maturity of the Notes (or, in some circumstances, any payments on Common Shares) or sales proceeds received by, or other funds or assets of, such Holder or beneficial owner.

(b) In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability.

Section 17.18. Economic Sanctions.

(a) Each of the Company and the REIT represents that neither it nor, to the knowledge of the Company or the REIT, any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury or the US Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) Each of the Company and the REIT covenants that it will not directly or indirectly use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

FEDERAL REALTY OP LP, as Company

By:	/s/ Daniel Guglielmone
Name: Daniel Guglielmone
Title: Executive Vice President-Chief Legal Officer and Treasurer

FEDERAL REALTY INVESTMENT TRUST, as REIT

By:	/s/ Daniel Guglielmone
Name: Daniel Guglielmone
Title: Executive Vice President-Chief Legal Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Allison Lancaster-Poole
Name: Allison Lancaster-Poole
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO FEDERAL REALTY OP LP (THE “COMPANY”), FEDERAL REALTY INVESTMENT TRUST (THE “REIT”) OR A SUBSIDIARY THEREOF; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

Ex A - 1

FEDERAL REALTY OP LP

3.500% Exchangeable Senior Notes due 2031

No. R-[●]	Initially $460,000,000

CUSIP No. 313747 BG1

Federal Realty OP LP, a Delaware limited partnership (the “Company,” which term includes any successor entity or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto of $460,000,000, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $460,000,000 in aggregate principal amount at any time, in accordance with the rules and procedures of the Depositary, on August 15, 2031, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.500% per year from August 11, 2026, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until August 15, 2031. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2027, to Holders of record at the Close of Business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture and the Registration Rights Agreement, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 6.03 or the Registration Rights Agreement, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay or shall cause the Paying Agent to pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.

As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Corporate Trust Office of the Trustee as its Paying Agent and Note Registrar in respect of the Notes as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note for cash and, if applicable, Common Shares, if any, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Ex A - 2

This Note, and any claim, controversy or dispute arising under or related to this Note or the Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or electronically by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

Ex A - 3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

FEDERAL REALTY OP LP

By:
Name:
Title:

Dated: August ___, 2026

Ex A - 4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Dated: August ___, 2026

Ex A - 5

[FORM OF REVERSE OF NOTE]

FEDERAL REALTY OP LP

3.500% Exchangeable Senior Notes due 2031

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.500% Exchangeable Senior Notes due 2031 (the “Notes”), initially limited to the aggregate principal amount of $460,000,000, all issued or to be issued under and pursuant to an Indenture dated as of August 11, 2026 (the “Indenture”), among the Company, the REIT and U.S. Bank Trust Company, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the REIT and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the REIT and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

Ex A - 6

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, for cash and, if applicable, Common Shares, if any, together with cash in lieu thereof in respect of any fractional shares, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of August 11, 2026, among the Company, the REIT and the Initial Purchasers named therein.

Ex A - 7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Ex A - 8

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

FEDERAL REALTY OP LP

3.500% Exchangeable Senior Notes due 2031

The initial principal amount of this Global Note is FOUR HUNDRED SIXTY MILLION DOLLARS ($460,000,000). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

Ex A - 9

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:	FEDERAL REALTY OP LP

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Exchange Agent

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, for cash and, if applicable, Common Shares, if any, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Common Shares or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 14.02(i) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Ex A - 10

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be exchanged (if less than all): $ ,000

Social Security or Other Taxpayer
Identification Number

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Ex A - 11

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	FEDERAL REALTY OP LP

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Federal Realty OP LP (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Ex A - 12

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received      hereby sell(s), assign(s) and transfer(s) unto      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐ To Federal Realty Investment Trust, Federal Realty OP LP or any subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended.

Ex A - 13

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Ex A - 14